Exhibit 99.1

N E W S R E L E A S E

THE BANK OF KENTUCKY FINANCIAL CORPORATION

ANNOUNCES EXTENSION OF SHARE REPURCHASE PROGRAM

CRESTVIEW HILLS, KENTUCKY, November 29, 2004 – The Bank of Kentucky Financial Corporation (the “Company”) (OTC/BB: BKYF), the holding company of the Bank of Kentucky, Inc., today announced that the Company’s Board of Directors has authorized the extension of the share repurchase program it previously approved in June of 2003. This repurchase program, which was scheduled to expire on December 31, 2004, will now expire on December 31, 2005. The repurchase program authorized the repurchase up to 200,000 shares of the Company’s outstanding common shares in the over-the-counter market from time to time. To date a total of 85,500 shares have been purchased. The number of shares to be purchased and the price to be paid depends upon the availability of shares, the prevailing market prices and any other considerations which may, in the opinion of the Board of Directors or management, affect the advisability of purchasing the Company’s shares.

For more information contact:

Martin Gerrety

Senior Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com